EXHIBIT 4.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER

SECURED CONVERTIBLE PROMISSORY NOTE

$	November , 2003

FOR VALUE RECEIVED, InterMetro Communications, Inc., a California corporation (the “Company”), promises to pay to the order of                                     (“Holder”), at such address as the Holder shall direct, the principal sum of                                      Dollars ($            ) on November         2008, or such earlier date as provided in the Loan Agreement (as defined below) (the “Maturity Date”). This Note is subject to the following terms and conditions:

1. Loan Agreement; Payments. This Note is issued pursuant to, is secured by, and is subject to the terms and conditions of, that certain Loan and Security Agreement among the Company, Payee and certain other lenders of even date (the “Loan Agreement”). (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.) This Note may be prepaid only in accordance with the terms of the Loan Agreement. Any payment on the Notes shall be made only ratably on all outstanding Notes issued pursuant to the Loan Agreement. Payments on this Note shall be applied first to accrued, unpaid interest and thereafter to reduce the outstanding principal amount.

2. Interest. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth in the Loan Agreement. Accrued interest shall be payable on the Maturity Date, and any accrued interest not paid when due shall thereafter bear interest at the same rate as the principal hereunder.

3. Conversion.

(a) Right to Convert. The entire principal amount of this Note and all accrued interest hereon (the “Conversion Amount”), or any portion hereof, shall be convertible, at the option of the Holder, at any time after the date hereof at the office of the Company or any transfer agent for its Preferred Stock, into such number of fully paid and nonassessable shares of Series A Stock as is determined by dividing the Conversion Amount by the Conversion Price. The Conversion Price shall be $0.20 (Twenty Cents).

(b) Automatic Conversion. The Conversion Amount shall automatically be converted into shares of Series A Stock in accordance with Section 3(a) on the date that the Company’s Common Stock is Publicly Traded.

(c) Mechanics of Conversion. No fractional shares of Series A Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any Holder shall be entitled to convert the Note into shares of Series A Stock pursuant to Section 3(a), such holder shall surrender the Note, at the office of the Company or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and the amount of principal and/or interest being converted, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note. In the event of an automatic conversion pursuant to Section 3(b), this Note shall be converted automatically without any further action by the Holder and whether or not the Note is surrendered to the Company or the transfer agent for the Preferred Stock, but the Company shall not be obligated to issue certificates evidencing the shares of Series A Stock issuable upon such automatic conversion unless the Note is either delivered to the Company or the transfer agent for such Preferred Stock as provided above, or the Holder notifies the Company or the transfer agent for such Preferred Stock that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable thereafter, issue and deliver to such address as the Holder may direct, a certificate or certificates for the number of shares of Series A Stock to which such Holder shall be entitled and, if applicable, a new Note in the principal amount which has not been converted pursuant to Section 3(a).

(d) Adjustments for Reorganizations, Mergers, Reclassifications or Similar Events. If the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, merger, reclassification or otherwise, then the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Preferred Stock of the Company deliverable upon conversion of the Note shall have been entitled upon such reorganization, merger, reclassification or other event.

(e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders set forth herein and in the Preferred Stock against impairment.

4. Reservation of Securities. The Company shall reserve, so long as this Note is outstanding, such securities as the Holder is entitled to receive upon conversion or prepayment of this Note or the Preferred Stock. Prior to the issuance of any equity securities and whenever otherwise required, the Company shall amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which the Notes are entitled to be converted hereunder.

5. Default. Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the entire unpaid principal balance of this Note and all accrued and unpaid interest shall become or may be declared to be immediately due and payable, as provided in the Loan Agreement.

6. General. Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension. The Company agrees to pay all costs and expenses (including without limitation reasonable attorney’s fees) incurred by Holder or Agent in connection with the enforcement of this Note. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. This Note is secured by the Loan Agreement and all other present and future security agreements between the Company, Holder and Agent. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Company, Holder and Agent, and all of Holder’s rights and remedies hereunder and thereunder are cumulative. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. This Note is payable in, and shall be governed by the laws of, the State of California. Any notices which the Company or the Holder is required or desires to give to the other shall be in writing and shall be deemed to have been given when given as provided in the Loan Agreement. This Note, and the obligations of the Company hereunder, shall be binding upon the Company, and shall inure to the benefit of the Holders, and their respective heirs, executors, administrators, successors and assigns.

7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholders of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby, or the equity securities into which this Note may be converted, until, and only to the extent that, this Note shall have been converted as provided herein.

INTERMETRO COMMUNICATIONS, INC.
a California corporation

By
President

By
Secretary

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER

SECURED CONVERTIBLE PROMISSORY NOTE

$	June , 2004

FOR VALUE RECEIVED, InterMetro Communications, Inc., a California corporation (the “Company”), promises to pay to the order of                                     (“Holder”), at such address as the Holder shall direct, the principal sum of                                      Dollars ($            ) on June         , 2009, or such earlier date as provided in the Loan Agreement (as defined below) (the “Maturity Date”). This Note is subject to the following terms and conditions:

1. Loan Agreement; Payments. This Note is issued pursuant to, is secured by, and is subject to the terms and conditions of, that certain Loan and Security Agreement dated November 24, 2003, as amended on June         , 2004, among the Company, Payee and certain other lenders of even date (the “Loan Agreement”). (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.) This Note may be prepaid only in accordance with the terms of the Loan Agreement. Any payment on the Notes shall be made only ratably on all outstanding Notes issued pursuant to the Loan Agreement. Payments on this Note shall be applied first to accrued, unpaid interest and thereafter to reduce the outstanding principal amount.

2. Interest. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth in the Loan Agreement. Accrued interest shall be payable on the Maturity Date, and any accrued interest not paid when due shall thereafter bear interest at the same rate as the principal hereunder.

3. Conversion.

(a) Right to Convert. The entire principal amount of this Note and all accrued interest hereon (the “Conversion Amount”), or any portion hereof, shall be convertible, at the option of the Holder, at any time after the date hereof at the office of the Company or any transfer agent for its Preferred Stock, into such number of fully paid and nonassessable shares of Series A Stock as is determined by dividing the Conversion Amount by the Conversion Price. The Conversion Price shall be $0.33 (Thirty-Three Cents).

(b) Automatic Conversion. The Conversion Amount shall automatically be converted into shares of Series A Stock in accordance with Section 3(a) on the date that the Company’s Common Stock is Publicly Traded.

(c) Mechanics of Conversion. No fractional shares of Series A Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any Holder shall be entitled to convert the Note into shares of Series A Stock pursuant to Section 3(a), such holder shall surrender the Note, at the office of the Company or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and the amount of principal and/or interest being converted, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note. In the event of an automatic conversion pursuant to Section 3(b), this Note shall be converted automatically without any further action by the Holder and whether or not the Note is surrendered to the Company or the transfer agent for the Preferred Stock, but the Company shall not be obligated to issue certificates evidencing the shares of Series A Stock issuable upon such automatic conversion unless the Note is either delivered to the Company or the transfer agent for such Preferred Stock as provided above, or the Holder notifies the Company or the transfer agent for such Preferred Stock that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable thereafter, issue and deliver to such address as the Holder may direct, a certificate or certificates for the number of shares of Series A Stock to which such Holder shall be entitled and, if applicable, a new Note in the principal amount which has not been converted pursuant to Section 3(a).

(d) Adjustments for Reorganizations, Mergers, Reclassifications or Similar Events. If the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, merger, reclassification or otherwise, then the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Preferred Stock of the Company deliverable upon conversion of the Note shall have been entitled upon such reorganization, merger, reclassification or other event.

(e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders set forth herein and in the Preferred Stock against impairment.

4. Reservation of Securities. The Company shall reserve, so long as this Note is outstanding, such securities as the Holder is entitled to receive upon conversion or prepayment of this Note or the Preferred Stock. Prior to the issuance of any equity securities and whenever otherwise required, the Company shall amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which the Notes are entitled to be converted hereunder.

5. Default. Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the entire unpaid principal balance of this Note and all accrued and unpaid interest shall become or may be declared to be immediately due and payable, as provided in the Loan Agreement.

6. General. Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension. The Company agrees to pay all costs and expenses (including without limitation reasonable attorney’s fees) incurred by Holder or Agent in connection with the enforcement of this Note. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. This Note is secured by the Loan Agreement and all other present and future security agreements between the Company, Holder and Agent. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Company, Holder and Agent, and all of Holder’s rights and remedies hereunder and thereunder are cumulative. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. This Note is payable in, and shall be governed by the laws of, the State of California. Any notices which the Company or the Holder is required or desires to give to the other shall be in writing and shall be deemed to have been given when given as provided in the Loan Agreement. This Note, and the obligations of the Company hereunder, shall be binding upon the Company, and shall inure to the benefit of the Holders, and their respective heirs, executors, administrators, successors and assigns.

7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholders of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby, or the equity securities into which this Note may be converted, until, and only to the extent that, this Note shall have been converted as provided herein.

INTERMETRO COMMUNICATIONS, INC.
a California corporation

By
President

By
Secretary

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER

SECURED CONVERTIBLE PROMISSORY NOTE

$[INSERT AMOUNT]	January , 2006

FOR VALUE RECEIVED, InterMetro Communications, Inc., a California corporation (the “Company”), promises to pay to the order of [INSERT NAME] (“Holder”), at such address as the Holder shall direct, the principal sum of [INSERT AMOUNT] ($INSERT AMOUNT) on January     , 2011, or such earlier date as provided in the Loan Agreement (as defined below) (the “Maturity Date”). This Note is subject to the following terms and conditions:

1. Loan Agreement; Payments. This Note is issued pursuant to, is secured by, and is subject to the terms and conditions of, that certain Amended and Restated Loan and Security Agreement dated January __, 2006 among the Company, Payee, and certain other lenders (the “Loan Agreement”). (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.) This Note may be prepaid only in accordance with the terms of the Loan Agreement. Any payment on the Notes shall be made in accordance with the Loan Agreement. Payments on this Note shall be applied first to accrued, unpaid interest and thereafter to reduce the outstanding principal amount.

2. Interest. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth in the Loan Agreement. Accrued interest shall be payable on the Maturity Date, and any accrued interest not paid when due shall thereafter bear interest at the same rate as the principal hereunder.

3. Conversion.

(a) Right to Convert. The entire principal amount of this Note and all accrued interest hereon (the “Conversion Amount”), or any portion hereof, shall be convertible, at the option of the Holder, at any time after the date hereof at the office of the Company or any transfer agent for its Preferred Stock, into such number of fully paid and nonassessable shares of Series A Stock as is determined by dividing the Conversion Amount by the Conversion Price. The Conversion Price shall be $0.80 (Eighty Cents).

(b) Automatic Conversion. The Conversion Amount shall automatically be converted into shares of Series A Stock in accordance with Section 3(a) on the date that the Company’s Common Stock is Publicly Traded.

(c) Mechanics of Conversion. No fractional shares of Series A Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any Holder shall be entitled to convert the Note into shares of Series A Stock pursuant to Section 3(a), such holder shall surrender the Note, at the office of the Company or of any transfer agent for such Preferred Stock, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and the amount of principal and/or interest being converted, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note. In the event of an automatic conversion pursuant to Section 3(b), this Note shall be converted automatically without any further action by the Holder and whether or not the Note is surrendered to the Company or the transfer agent for the Preferred Stock, but the Company shall not be obligated to issue certificates evidencing the shares of Series A Stock issuable upon such automatic conversion unless the Note is either delivered to the Company or the transfer agent for such Preferred Stock as provided above, or the Holder notifies the Company or the transfer agent for such Preferred Stock that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable thereafter, issue and deliver to such address as the Holder may direct, a certificate or certificates for the number of shares of Series A Stock to which such Holder shall be entitled and, if applicable, a new Note in the principal amount which has not been converted pursuant to Section 3(a).

(d) Adjustments for Reorganizations, Mergers, Reclassifications or Similar Events. If the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, merger, reclassification or otherwise, then the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Preferred Stock of the Company deliverable upon conversion of the Note shall have been entitled upon such reorganization, merger, reclassification or other event.

(e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders set forth herein and in the Preferred Stock against impairment.

4. Reservation of Securities. The Company shall reserve, so long as this Note is outstanding, such securities as the Holder is entitled to receive upon conversion or prepayment of this Note or the Preferred Stock. Prior to the issuance of any equity securities and whenever otherwise required, the Company shall amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which the Notes are entitled to be converted hereunder.

5. Default. Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the entire unpaid principal balance of this Note and all accrued and unpaid interest shall become or may be declared to be immediately due and payable, as provided in the Loan Agreement.

6. General. Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension. The Company agrees to pay all costs and expenses (including without limitation reasonable attorney’s fees) incurred by Holder or Agent in connection with the enforcement of this Note. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. This Note is secured by the Loan Agreement and all other present and future security agreements between the Company, Holder and Agent. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Company, Holder and Agent, and all of Holder’s rights and remedies hereunder and thereunder are cumulative. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. This Note is payable in, and shall be governed by the laws of, the State of California. Any notices which the Company or the Holder is required or desires to give to the other shall be in writing and shall be deemed to have been given when given as provided in the Loan Agreement. This Note, and the obligations of the Company hereunder, shall be binding upon the Company, and shall inure to the benefit of the Holders, and their respective heirs, executors, administrators, successors and assigns.

7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholders of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby, or the equity securities into which this Note may be converted, until, and only to the extent that, this Note shall have been converted as provided herein.

INTERMETRO COMMUNICATIONS, INC.
a California corporation

By		for InterMetro Communications, Inc.
President

By		for InterMetro Communications, Inc.
Secretary